Exhibit 99.1

Equillium Appoints Industry Veteran, Dolca Thomas, M.D. as Executive Vice President of

Research & Development and Chief Medical Officer

Equillium Further Strengthens Management Team with Additional Executive Hires

LA JOLLA, Calif., Dec. 21, 2020 – Equillium, Inc. (Nasdaq: EQ) a clinical-stage biotechnology company developing itolizumab to treat severe autoimmune and inflammatory disorders, today announced the appointment of Dolca Thomas, M.D., as its executive vice president of research and development and chief medical officer. Dr. Thomas joins Equillium from Principia Biopharma (recently acquired by Sanofi) where she was chief medical officer focused on developing treatments for immune-mediated diseases.

“Equillium has made tremendous progress in 2020 and is now at a critical juncture as we begin to strategically outline more advanced development of itolizumab,” said Bruce Steel, chief executive officer at Equillium. “Dolca’s significant track record of success and broad experience in executing late-stage programs, specifically in immunology, comes to Equillium at an important time. With several key readouts expected over the next twelve months, as well as interactions with the U.S. Food and Drug Administration that will help guide the future of our lead program in acute graft versus host disease, her expertise will come to bear immediately. I’d also like to take this opportunity to thank Dr. Krishna Polu, our departing chief medical officer, who contributed significantly to advancing our clinical programs and building our experienced research and development team; we wish Krishna well as he transitions to a new role in venture capital.”

“I’m thrilled to join Equillium at such an exciting time and to advance the development of itolizumab, a highly novel drug targeting the CD6-ALCAM co-stimulatory signaling pathway. Modulating this biology may potentially have therapeutic effect in a number of immuno-inflammatory diseases beyond the current pipeline,” said Dr. Thomas. “I look forward to guiding itolizumab’s path to registration in acute graft versus host disease, leading our clinical research efforts in lupus/lupus nephritis and uncontrolled asthma, and building a pipeline where we can have the most profound effect on the lives of patients.”

Dr. Thomas brings almost two decades of industry and medical experience with strategic and operational responsibility for clinical development, pharmacovigilance, safety and medical affairs of approximately two dozen pharmaceutical product candidates. Prior to her position as chief medical officer at Principia, Dr. Thomas was vice president and global head of translational medicine for immunology, inflammation, and infectious disease at Roche, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche, Dr. Thomas held roles of increasing responsibility at Pfizer, including vice president of clinical development and clinical immunophenotyping, and vice president and chief development officer of the biosimilars research and development unit where she was responsible for all stages of development of multiple assets. Dr. Thomas began her industry career at Bristol-Myers Squibb as director of global clinical development in immunology, where she was involved in the development and approval of belatacept, a novel therapeutic targeting the co-stimulatory pathway CD28.

Dr. Thomas received her medical degree from Cornell University and completed her residency in internal medicine, in addition to her post-doctoral training in nephrology and transplantation, at New York-Presbyterian Hospital, Weill Cornell Medical Center.

“Supporting the momentum we have achieved, we are continuing to build the company,” continued Mr. Steel. “I am pleased to announce that we have recently added Michael Son, Ph.D., as vice president of regulatory affairs, Nelson Lugo as vice president of manufacturing, and Michael Moore as vice president of investor relations and corporate communications. Their leadership has already begun to pay dividends and we look forward to their continued support as we rapidly transition to later-stage clinical development.”

Dr. Son joins Equillium from Allergan where he served as global regulatory affairs lead. At Equillium, Dr. Son will be responsible for a global regulatory strategy and execution across Equillium’s development programs to support regulatory approvals.

Mr. Lugo previously directed technical services and commercial contract manufacturing operations for U.S. and international drug substance and drug product process operations at AstraZeneca, and was vice president of manufacturing at Nielsen Biosciences. At Equillium, Mr. Lugo will oversee the CMC (chemistry manufacturing and controls), clinical production and commercial manufacturing operations.

Mr. Moore comes to Equillium with over 20 years of experience in investor relations and corporate communications, representing all niches of life sciences, at every stage of development. At Equillium, Mr. Moore will be responsible for leading the company’s communications strategy, corporate messaging and ongoing external communications with the financial community and other stakeholders.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging deep understanding of immunobiology to develop novel products to treat severe autoimmune and inflammatory disorders with high unmet medical need. Equillium is developing itolizumab for multiple severe immuno-inflammatory diseases, including aGVHD, lupus/lupus nephritis and uncontrolled asthma.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the responsibilities and impact of new leadership team members, 2021 expectations, the timing of clinical trial data readouts, Equillium’s business strategy, Equillium’s plans and expected timing for developing itolizumab, including the ability to expand the pipeline of targeted diseases and obtain registration from the FDA, and potential benefits of itolizumab. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to the abilities of new leadership team members to integrate and perform as expected, Equillium’s ability to execute its plans and strategies, risks related to performing clinical trials, the risk that interim results of a clinical trial do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation, restarting and completion of clinical trials and the reporting of data therefrom; whether the results from clinical trials will validate and support the safety and efficacy of itolizumab; and changes in the competitive landscape. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Equillium’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore,

Vice President, Investor Relations & Corporate Communications

+1-619-302-4431

ir@equilliumbio.com

Media Contact

Katherine Carlyle Smith

Senior Account Associate

Canale Communications

+1-805-907-2497

katherine.smith@canalecomm.com